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                                                                       Exhibit 1
                                                                       ---------

                                  $300,000,000

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                           Medium-Term Notes, Series D

                             DISTRIBUTION AGREEMENT
                             ----------------------

                                                      _______________ ____, 2002

MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED
4 World Financial Center
15/th/ Floor
New York, New York 10080

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

ROBERT W. BAIRD & CO. INCORPORATED
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

JANNEY MONTGOMERY SCOTT LLC
1801 Market Street
Philadelphia, Pennsylvania 19103

U.S. BANCORP PIPER JAFFRAY INC.
111 Southwest 5/th/ Avenue
Portland, Oregon 97204

Ladies and Gentlemen:

          Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series D (the "Securities") in an aggregate amount of up to $300,000,000 and confirms its agreement with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Robert W. Baird & Co. Incorporated, Janney Montgomery Scott

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LLC and U.S. Bancorp Piper Jaffray Inc. (individually, an "Agent" and, collectively, together with any others who are subsequently appointed as agents pursuant to Section 2(d) hereof, the "Agents") with respect to such issuance and sale as set forth in this Agreement.

          Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Securities directly on its own behalf as provided in Section 2(b) hereof and to appoint additional Agents as provided in Section 2(d) hereof, the Company hereby agrees that Securities shall be sold exclusively to or through the Agents. This Agreement provides for both the sale of Securities by the Company to the Agents as principal for resale to investors and other purchasers and for the sale of Securities by the Company directly to investors (as may from time to time be agreed to by the Company and the Agents), in which case the Agents shall act as agents of the Company in soliciting offers for the purchase of Securities, subject to the Company's right to solicit, sell and accept offers to purchase Securities directly on its own behalf as provided in Section 2(b) hereof. The Agents shall not have any obligation to purchase Securities from the Company as principal. Any such purchase of Securities as principal shall be made in accordance with Section 2(a) hereof.

          The Securities shall be issued under an indenture, dated as of October 15, 1988, between the Company and Citibank, N.A., as trustee (the "Trustee"), as previously supplemented, and as to be further supplemented by a Third Supplemental Indenture dated as of ___________ ____, 2002 (such indenture, as so supplemented, being hereinafter referred to as the "Indenture"). The Securities shall have the maturity dates (between nine months and thirty years from date of issue), interest rates, if any, redemption and repayment provisions and other terms as set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities shall be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture.

          1. The Company represents and warrants to, and agrees with, each Agent that as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Securities (whether to such Agent as principal or through such Agent as agent), as of the date of each delivery of Securities (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a "Time of Delivery"), and as of any time that the Registration Statement (as hereinafter defined) or the Prospectus (as hereinafter defined) shall be amended or supplemented (each of the times referenced above is referred to herein as a "Representation Date"), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) or otherwise in writing by the Company to the Agents on or before a Representation
Date:

             (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333-[ ]), which registration statement, as amended, has been declared effective by the Commission for the registration of $300,000,000 aggregate principal amount of Securities under the Securities Act of 1933, as amended (the "Act"), and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Act. Such registration statement and the prospectus constituting a part of such registration statement, and any pricing supplement relating to a particular issuance of the Securities

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     (each, a "Pricing Supplement"), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Act, in each case, as from time to time amended or supplemented, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus is provided to the Agents by the Company for use in connection with the offering of the Securities that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Act, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to an Agent for such use. As used in this Agreement, the terms "amendment" or "supplement" when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof that is or is deemed to be incorporated therein by reference.

               (b) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (c) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of a Pricing Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Act and as of the date of any other amendment or supplement thereto (each, an "Issue Date"), conforms or will conform in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation
                                     --------  -------
     and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus (it being agreed that, for purposes of this subsection (c) and Section 7 hereof, the only information so furnished by any Agent as of the date hereof consists of the sixth, seventh and eighth paragraphs under "Plan of Distribution" therein). As used herein, with respect to the Registration Statement, the term "Effective Date" means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective

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     amendment thereto was or is declared effective by the Commission under the
     Act and (ii) the date that the Company's Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act.

               (d) Otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus, neither the Company nor any Subsidiaries (as hereinafter defined) has sustained since the date of the most recent audited financial statements incorporated by reference in the Registration Statement and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and Subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock of the Company or any Significant Subsidiary (as hereinafter defined) (except for (i) issuances of capital stock of the Company pursuant to dividend reinvestment, stock purchase, stock option, director or employee benefit plans, (ii) issuances of capital stock by Hawaiian Electric Company, Inc. ("HECO") or its subsidiaries that have been approved by the Public Utilities Commission of the State of Hawaii or by any other Significant Subsidiary as disclosed in writing to the Agents and
     (iii) redemptions by HECO, Hawaii Electric Light Company, Inc. ("HELCO") and Maui Electric Company, Limited ("MECO") of their respective preferred stock in accordance with the terms thereof), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, or consolidated results of operations of the Company and the Subsidiaries taken as a whole, otherwise than as set forth in or contemplated by the Registration Statement and the Prospectus.

               (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability. Each Significant Subsidiary of the Company, other than American Savings Bank, F.S.B. ("ASB"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. As used in this Agreement, the term "Subsidiary" means each corporation, at least a majority of the outstanding voting stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries. Except for the Significant Subsidiaries and ASB Realty Corporation, no Subsidiary constitutes a "significant subsidiary" within the meaning of Rule 1-02(w) of Regulation S-X. Except as described in the Registration Statement and the Prospectus, there is no development relating to, or in connection with, the business of any Subsidiary (other than a Significant Subsidiary) that would reasonably be expected to have a material adverse effect on the consolidated financial

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     condition or consolidated results of operations of the Company and the
     Subsidiaries taken as a whole.

               (f) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and, other than awards of restricted stock under the Company's 1987 Stock Option and Incentive Plan (the "Stock Option Plan") that have not yet vested, are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and all of such shares, other than shares of common stock of ASB Realty Corporation and other than shares of preferred stock (including the outstanding preferred stock of HECO and its subsidiaries) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Registration Statement and the Prospectus.

               (g) The Indenture has been duly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and binding instrument of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized by the Company for issuance, offer and sale pursuant to this Agreement and, when duly executed, authenticated, issued and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights and by general equitable principles (regardless of whether considered in a proceeding in equity or at law); the Securities and the Indenture will conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus; and the Securities will be entitled to the benefits provided by the Indenture.

               (h) The issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement, and the consummation of the transactions contemplated herein and therein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of incorporation or the by-laws of the Company or any Significant Subsidiary or any statute or any order, rule or regulation of any court or governmental agency or body having

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     jurisdiction over the Company or any Significant Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or the Indenture or in connection with the issuance and sale of the Securities hereunder, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act, the Trust Indenture Act or otherwise and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be.

               (i) Other than as set forth in or contemplated by the Registration Statement and the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that is reasonably expected to have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole.

               (j) Immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities that has been issued and sold by the Company hereunder will not exceed the aggregate principal amount of Securities registered under the Registration Statement (in this regard, the Company acknowledges and agrees that the Agents shall have no responsibility for maintaining records with respect to the aggregate principal amount of Securities sold, or of otherwise monitoring the availability of Securities for sale, under the Registration Statement).

               (k) ASB has been duly formed and is validly existing as a federal savings bank duly chartered and in good standing under the laws of the United States; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there have not been any increases in total non-accruing loans or the provision for loan losses of ASB and its subsidiaries, which increase or increases, individually or in the aggregate, would have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole.

               (l) The Company and each of HECO, HELCO, MECO, and (to the extent they are Subsidiaries of the Company at any time relevant hereunder), HEI Diversified Inc. and ASB (each, a "Significant Subsidiary") and their respective subsidiaries have all requisite power and authority, and possess all necessary authorizations, approvals, orders, licenses, franchises, certificates and permits of and from, and to the extent required by law are duly registered with, all governmental and regulatory officials, commissions, departments and bodies in, and are in compliance with all applicable laws, rules and regulations of or under, each jurisdiction in which any of them owns properties or assets or conducts any business as described in the Registration Statement and the Prospectus, where the failure to possess such authorization, approval, order, license, franchise, certificate or permit, or where the failure so to register or so to comply, would have a material adverse effect on the consolidated financial condition or consolidated results of

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     operations of the Company and the Subsidiaries taken as a whole; each such authorization, approval, order, license, franchise, certificate and permit is valid and in full force and effect, and there is no proceeding pending or, to the Company's knowledge, threatened that may lead to the revocation, termination, suspension or non-renewal of any such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries have taken appropriate action to maintain in effect or renew each such authorization, approval, order, license, franchise, certificate or permit; the Company and the Significant Subsidiaries own, or possess adequate rights to use, all patents, trademarks, service marks and rights necessary for or material to the conduct of their respective business as described in the Registration Statement and the Prospectus; and the Company and the Significant Subsidiaries possess adequate easements, rights-of-way and other rights to use of land not owned by the Company and the Significant Subsidiaries, with such exceptions and defects as are described in the Registration Statement and the Prospectus or as do not materially interfere with the use made of such land by the Company and the Significant Subsidiaries or as do not have a material adverse effect on the consolidated financial condition or consolidated results of operations of the Company and the Subsidiaries taken as a whole.

               (m) The Company and HECO are holding companies within the meaning of the Public Utility Holding Company Act of 1935, as amended; however, by virtue of having filed an appropriate application under the provisions of
     Section 3(a) of such Act, the Company and HECO are exempt from all of the provisions of such Act, except Section 9(a)(2) thereof, and will remain so exempt, subject to future timely filing of annual exemption statements and such filings as are required by Section 33 of such Act with respect to interests of the Company or any of the Subsidiaries in any foreign utility company, unless and except insofar as the Commission finds such exemption detrimental to the public interest or the interest of investors or consumers.

               (n) Neither the Company nor HEI Investments, Inc. ("HEIII") is an "investment company", nor is either, nor upon issuance of the Securities will either become, "controlled" by an "investment company", in each case within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

               (o) This Agreement has been duly authorized, executed and delivered by the Company.

               (p) The accountants who have audited the consolidated financial statements of the Company and the Subsidiaries that are incorporated by reference in the Registration Statement and the Prospectus are independent certified public accountants as required by the Act and the rules and regulations of the Commission promulgated thereunder.

               (q) The Medium-Term Note Program under which the Securities are issued (the "Program") is rated Baa2 by Moody's Investors Service, Inc., BBB by Standard & Poor's Ratings Service or such other rating as to which the Company has most recently notified the Agents pursuant to Section 4(a) hereof.

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          Any certificate signed by any officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Securities to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate.

          2. (a) If agreed to by an Agent and the Company, Securities shall be purchased by such Agent as principal. Such purchases shall be made in accordance with terms agreed upon by such Agent and the Company (which terms, unless otherwise agreed to, shall, to the extent applicable, include those terms specified in Annex I hereto and be agreed upon orally, with written confirmation prepared by such Agent and delivered to the Company). Any Agent's commitment to purchase Securities as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Securities by an Agent as principal, unless otherwise agreed, shall be at a discount from the principal amount of each such Security equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any broker or dealer in connection with the resale of the Securities purchased as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers and dealers. At the time of each purchase of Securities from the Company by one or more Agents as principal, such Agent or Agents shall specify the requirements for the Stand-Off Agreement (as defined in Section 4(f) hereof), officer's certificate, opinions of counsel and comfort letter pursuant to Sections 4(f), 6(b), 6(c), 6(d) and 6(g) hereof.

If the Company and two or more Agents enter into an agreement pursuant to which such Agents agree to purchase Securities from the Company as principal, severally and not jointly as set forth in such agreement, and one or more of such Agents fails at the Time of Delivery to purchase the Securities that it or they are obligated to purchase (the "Defaulted Securities"), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements have not been completed within such 24-hour period, then:

          (i) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents at the Time of Delivery, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents; or

          (ii) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be so purchased by all of such Agents at the Time of Delivery, such agreement shall terminate without liability on the part of any nondefaulting Agent.

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No action taken pursuant to this paragraph shall relieve any defaulting Agent from liability in respect of its default pursuant to this Section 2(a). In the event of any such default pursuant to this Section 2(a) that does not result in a termination of such agreement, each of the nondefaulting Agents and the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

          (b) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as agent of the Company, upon receipt of instructions from the Company, shall use its reasonable efforts to solicit offers for the purchase of Securities upon the terms set forth in the Prospectus. Unless otherwise agreed upon by the Company and an Agent, all Securities sold through such Agent as agent shall be sold at 100% of their principal amount. The Company reserves the right to sell, and may solicit and accept offers to purchase, the Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission shall be payable with respect to such sale.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents shall suspend solicitation of offers for the purchase of Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed.

          Each Agent, in soliciting offers for the purchase of Securities from the Company as agent and in performing the other obligations of an Agent hereunder, is acting solely as agent for the Company and not as principal. Such Agent will communicate to the Company, orally, each offer for the purchase of Securities solicited by it on an agency basis other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any offer for the purchase of Securities, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any offer for the purchase of Securities, in whole or in part. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by it on an agency basis and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company defaults on its obligation to deliver Securities to a purchaser whose offer has been solicited by such Agent on an agency basis and accepted by the Company, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would otherwise be entitled absent such default.

          The Company agrees to pay each Agent a commission (which may be in the form of a discount), at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the applicable percentage of the principal amount of such Security sold as set forth in Schedule A hereto.

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          (c) The purchase price, interest rate or formula, maturity date and other terms of the Securities (as applicable) specified in Annex I hereto shall be agreed upon by the Company and such Agent and set forth in the applicable Pricing Supplement to be prepared in connection with each sale of Securities. Except as may be otherwise provided in the applicable Pricing Supplement, the Securities shall be issued in denominations of $1,000 or any larger amount that is an integral multiple of $1,000.

          Procedural details relating to the issue and delivery of Securities, the solicitation of offers for the purchase of Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II as they may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedures"). Each Agent and the Company agree to perform their respective duties and obligations specifically provided to be performed by them in the Administrative Procedures. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect.

          (d) The Company may appoint additional agents in connection with the offering and sale of the Securities from time to time or in connection with a single offering and sale of the Securities, whether as agent or principal, provided that, in any such case, the Company gives the Agents at least five (5) days' prior notice of such appointment and any such additional agent enters into an agreement with the Company making such additional agent an Agent under this Agreement with respect to such offering and sale of the Securities from time to time or solely for the purpose of such single offering and sale of the Securities, as the case may be.

          3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date shall be delivered to the Agents at the offices of Pillsbury Winthrop LLP, in New York, New York at 10:00 a.m., New York time, or at such other place or time as the parties agree, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date of any agreement by the Agents to purchase Securities, as principal, or on which solicitation of offers for the purchase of Securities is commenced by the Agents, as agents (such time and date being referred to herein as the "Commencement Date").

          4. The Company covenants and agrees with each Agent as follows:

          (a)(i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of an agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery that is reasonably disapproved by any Agent so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) promulgated by the Commission under the Act within the time period required thereby; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than any Pricing Supplement and any document filed under the Exchange Act (provided that the Company furnishes such documents to the Agents at or before the time they are filed with the Commission and, in the case of Current Reports on Form 8-K, the Company notifies the Agents (or Agents' counsel) a reasonable time in advance of filing such documents with the Commission)) at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon;
     (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information or of any change in the rating assigned by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(s)(2) promulgated under the Act, to the Program or any debt securities (including the Securities) of the Company, or the public announcement by any such nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any such debt securities, or the withdrawal by any such nationally recognized statistical rating organization of its rating of the Program or any such debt securities; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

          (b) Promptly from time to time to take such action as such Agent may reasonably request to cooperate with such Agent in the qualification of the Securities for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as such Agent may request and to use its best efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company
                 --------  -------
     shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto other than any Pricing Supplement (except as provided in the Administrative Procedures), in the form in which it is filed with the Commission pursuant to the Act or Rule 424(b) promulgated by the Commission under the Act, both in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required under the Act or under the blue sky or securities laws of any jurisdiction at any time in connection with the offering or sale of the Securities (including

     Securities purchased from the Company by such Agent as principal) and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitations of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided,
                                                                   --------
     however, that if during such same period such Agent continues to own
     -------
     Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

               (d) To make generally available to holders of the Securities as soon as practicable, but in any event not later than eighteen months after the effective date of the registration statement (as defined in Rule 158(c) promulgated by the Commission under the Act), an earning statement of the Company and the Subsidiaries (which need not be audited) complying with
     Section 11(a) of the Act and the rules and regulations of the Commission promulgated thereunder (including, the option of the Company to file periodic reports in order to make generally available such earning statement, to the extent that it is required to file such reports under
     Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Act);

               (e) So long as any Securities are outstanding, to furnish to such Agent (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to such Agent (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as such Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

               (f) That, if specified by an Agent in connection with a purchase as principal, from the date of any agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent (each, a "Stand-Off Agreement");

               (g) That each acceptance by the Company of an offer for the purchase of Securities and each delivery of Securities (including in each case any purchase by such Agent as principal) shall be deemed to be (i) an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such delivery, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) or otherwise in writing by the Company to the Agents on or before said date of acceptance or date of delivery, as the case may be, and (ii) an undertaking that the Company will advise such Agent if any of such representations and warranties will not be true and correct as of the settlement date for the Securities relating to such acceptance or as of the date of such delivery relating to such sale, as the case may be, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

               (h) That reasonably in advance of each time that any of the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement or, unless reasonably requested by the Agents within 30 days of the filing thereof with the Commission, a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, except in either case during periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof (it being understood that the Company may not resume such solicitation until this provision is complied with) or except as an Agent otherwise elects, and each time the Company sells Securities to such Agent as principal pursuant to an agreement to purchase Securities as principal and such agreement specifies the delivery of an opinion or opinions by Pillsbury Winthrop LLP (or other counsel selected by the Agents), counsel to the Agents, as a condition to the purchase of Securities pursuant to such agreement, the Company shall as soon as practicable thereafter furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

               (i) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement or, unless reasonably requested by the Agents within 30 days of the filing thereof with the Commission, a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, except in either case during periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof (it being understood that the Company may not resume such solicitation until this provision is complied with) or except as an Agent otherwise elects, and each time the Company sells Securities to such Agent as principal pursuant to an agreement to purchase Securities as principal and such agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such agreement, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to such Agent a written opinion of Goodsill Anderson Quinn & Stifel LLP (or other counsel satisfactory to the Agents), counsel for the Company, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof that was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

               (j) That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, in any case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, except in either case during periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof (it being understood that the Company may not resume such solicitation until this provision is complied with) or except as an Agent otherwise elects (or, in the case of a Current Report on Form 8-K, if the Agent reasonably requests within 30 days of the filing thereof), and each time the Company sells Securities to such Agent as principal pursuant to an agreement to purchase Securities as principal and such agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such agreement, the Company shall as soon as practicable thereafter cause the independent certified public accountants who have audited the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish to such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that,
                                                     --------  -------
     with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 6(d) hereof that was last furnished to such Agent;

               (k) That each time the Registration Statement or the Prospectus is amended or supplemented (other than by a Pricing Supplement or, unless reasonably requested by the Agents within 30 days of the filing thereof with the Commission, a Current Report on Form 8-K), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, except in either case during periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof (it being understood that the Company may not resume such solicitation until this provision is complied with) or except as an Agent otherwise elects, and each time the Company sells Securities to such Agent as principal and the applicable agreement to purchase Securities as principal specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such agreement, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof that was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said
     Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

               (l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedures, any condition set forth in Section 6(a), 6(e) or 6(f) hereof has not been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments referred to therein of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

          5. The Company covenants and agrees with each Agent that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the Program, any opinions to be rendered by such counsel hereunder and ongoing services in connection with the transactions contemplated hereunder including advice and services in connection with purchases by the Agents or any Agent pursuant to Section 2(a) hereof; (iii) the cost of printing, preparing by word processor or reproducing this Agreement, any other agreement to purchase Securities as principal, the Indenture, any blue sky survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses (not to exceed an aggregate of $3,500 for all sales hereunder) in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the blue sky survey; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of a Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with the Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved in advance by the Company; (x) the Agents' reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereunder; (xi) the cost of providing any CUSIP or other identification numbers for the Securities;
(xii) the fees and expenses of any depositary and any nominees thereof in connection with the Securities; and (xiii) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section. Except as provided in this Section 5 and in Sections 7 and 2(b) hereof, each Agent shall pay all other expenses it incurs.

          6. The obligation of any Agent, as agent of the Company, at any time (each, a "Solicitation Time") to solicit offers to purchase Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any agreement, shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

               (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended and supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Act within the applicable time period prescribed for such filing by the rules and regulations promulgated by the Commission under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and
     (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

               (b) Pillsbury Winthrop LLP, counsel to the Agents, or other counsel selected by the Agents and reasonably satisfactory to the Company, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to this Agreement, the validity of the Indenture and the Securities, the Registration Statement, the Prospectus as amended or supplemented, and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, but excluding dates in periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions that were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

               (c) Goodsill Anderson Quinn & Stifel LLP, counsel for the Company, or other counsel selected by the Company and reasonably satisfactory to the Agents, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, but excluding dates in periods in which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof, in form and substance satisfactory to such Agent, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                    (ii) the Company has an authorized equity capitalization as set forth in the Prospectus as amended or supplemented and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and, other than awards of restricted stock under the Stock Option Plan that have not yet vested, are fully paid and non-assessable;

                    (iii) to such counsel's knowledge, the Company does not itself conduct any business or own or lease any property in any jurisdiction outside the State of Hawaii that would require it to qualify to do business as a foreign corporation and where the failure to be so qualified would subject the Company to any material liability or disability;

                    (iv) each Significant Subsidiary, other than ASB, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; ASB has been duly formed and is duly chartered as a federal savings bank under the laws of the United States; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and, to such counsel's knowledge, all of such shares, other than shares of preferred stock of HECO and its subsidiaries and shares of the common stock of ASB Realty Corporation, are owned directly or indirectly by the Company, free and clear of any perfected encumbrance or security interest or any other encumbrance, claim or equity, and with such exceptions as are described in the Prospectus as amended or supplemented or as are otherwise disclosed to the Agents;

                    (v) the Company and HECO are holding companies within the meaning of the Public Utility Holding Company Act of 1935, as amended; however, by virtue of having filed an appropriate application under the provisions of Section 3(a) of such Act, the Company and HECO are exempt from all of the provisions of such Act except Section 9(a)(2) thereof, and will remain so exempt, subject to the future timely filings of annual exemption statements and such filings as are required by Section 33 of such Act with respect to interests of the Company or the Subsidiaries in any foreign utility company, unless and except insofar as the Commission finds such exemption detrimental to the public interest or the interest of investors or consumers;

                    (vi) except as indicated in the Prospectus as amended or supplemented, to such counsel's knowledge, (a) neither the Company nor any Significant Subsidiary is engaged in, or threatened with, any litigation, and (b) there are no proceedings, or any proceedings threatened, with respect to the Company or any Significant Subsidiary or their property, that, in the case of either clause (a) or (b) above, such counsel (or other counsel as to litigation or proceedings that are not principally handled by their firm) has concluded is reasonably expected to have a material adverse effect on the Company and the Subsidiaries taken as a whole (it being understood that, for purposes of this paragraph, "material" shall mean having a financial effect on the Company in excess of $15,000,000);

                    (vii) this Agreement has been duly authorized, executed and delivered by the Company;

                    (viii) the Securities have been duly authorized by the Company for issuance, offer and sale pursuant to the provisions of this Agreement and, when duly executed, authenticated, issued and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting enforcement of mortgagees' and other creditors' rights, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of reasonableness, good faith and fair dealing and will be entitled to the benefits provided by the Indenture; and the Indenture and the Securities conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

                    (ix) the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights, by general equitable principles (regardless of whether considered in a proceeding in equity or at law) and by an implied covenant of reasonableness, good faith and fair dealing; and the Indenture has been duly qualified under the Trust Indenture Act;

                    (x) the issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the consummation of the transactions contemplated herein and therein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the material property or assets of the Company or any Significant Subsidiary is subject, nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any Significant Subsidiary or any of their properties, except that such counsel need not express an opinion with respect to compliance with state securities or blue sky laws in connection with the solicitation by the Agents of offers for the purchase of Securities from the Company, with any resulting purchases of Securities and with any purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                    (xi) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement or the Indenture, except such as have been obtained or made under the Act and the Trust Indenture Act or otherwise and such consent, approvals, authorizations, registrations, or qualifications as may be required under state securities or blue sky laws in connection with the solicitation by the Agents of offers for the purchase of Securities from the Company, with any resulting purchases of Securities and with any purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                    (xii) neither the Company nor HEIII is an "investment company", nor is either "controlled" by an "investment company", in each case within the meaning of the 1940 Act;

                    (xiii) the documents incorporated by reference in the Prospectus as amended or supplemented, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder; and nothing has come to the attention of such counsel that causes them to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the documents were so filed, not misleading; and

                    (xiv) the Registration Statement, as of the Effective Date, and the Prospectus, as of its Issue Date, complied and comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission promulgated thereunder; to such counsel's knowledge, the Registration Statement has been declared, and as of the date of such opinion is, effective under the Act and no proceedings for a stop order with respect thereto are threatened or pending under Section 8 of the Act; nothing has come to the attention of such counsel that causes them to believe that the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that, as of its Issue Date and as of the date of such opinion, the Prospectus (as most recently amended and supplemented), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented that are not filed or incorporated by reference or described as required.

               In rendering such opinion, (A) such counsel may state that it is expressing an opinion only as to the federal laws of the United States, the laws of the State of Hawaii and the laws of the State of New York, (B) such counsel may rely, as to matters involving the application of the laws of the State of New York, upon the opinion or opinions of counsel for the Agents, (C) such counsel may rely, as to matters of good standing and valid existence and as to matters of fact, upon certificates of government officials (provided that copies of such certificates will be furnished to counsel for the Agents), (D) such counsel may rely, as to matters of fact, upon certificates and representations of officers and employees of the Company (provided that copies of such certificates will be furnished to counsel for the Agents upon its reasonable request), (E) such counsel may rely, with respect to matters involving litigation or proceedings not principally handled by such counsel's firm, upon opinions and information upon which such counsel has been permitted to rely by other counsel representing the Company in such litigation or proceedings (provided that copies of such opinions are delivered to counsel for the Agents, other than opinions of counsel who do not consent to such delivery if, in such case, the Company makes such counsel reasonably available to discuss such litigation or proceedings with counsel for the Agents), (F) such counsel may state that it has not been requested to, and does not, express any opinion with respect to the financial statements and notes thereto and the schedules and other financial data and information included or incorporated by reference in the Registration Statement and the Prospectus, (G) such counsel may state, with respect to the matters set forth in paragraphs (xiii) and (xiv) above, that they have not independently verified and assume no responsibility for the accuracy, completeness or fairness of the statements in the Registration Statement or the Prospectus or in any document incorporated by reference therein, except insofar as such statements relate to such counsel or as set forth in paragraph (viii) above, (H) such counsel may state that, whenever such opinion is qualified by the phrases "known to such counsel," "to our knowledge" or "nothing has come to our attention," or other phrases of similar import, such phrases are intended to mean the actual knowledge of information by the lawyers in such counsel's firm who have been principally involved in drafting the Prospectus and supervising the issuance, sale and delivery of the Securities and preparing the pertinent documents and the lawyers having significant responsibility for the client relationship with the Company and general transaction representation, but does not include other information that might be revealed if there were to be undertaken a canvass of all lawyers in such counsel's firm, a general search of all files or any other type of independent investigation (other than, with respect to the matters set forth in paragraph (vi) above, such review of internal litigation files or inquiries of other counsel as such counsel deems necessary), and (I) such counsel may include therein such other customary qualifications reasonably acceptable to the Agents and counsel for the Agents;

               (d) Not later than 10:00 A.M., New York City time, on the Commencement Date, and not later than 10:00 A.M., New York City time, on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, but excluding dates in periods during which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof, the independent certified public accountants who have audited the financial statements of the Company and the Subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

               (e) (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented or since the date of any agreement of any Agent to purchase Securities as principal there shall not have been any change in the capital stock of the Company or any Subsidiary (except for (i) issuances of capital stock of the Company pursuant to dividend reinvestment, stock purchase, stock option, director or employee benefit plans, (ii) issuances of capital stock by HECO or its subsidiaries that have been approved by the Public Utilities Commission of the State of Hawaii or by any other Significant Subsidiary disclosed in writing to the Agents and (iii) redemptions by HECO, HELCO and MECO of their respective preferred stock in accordance with the terms thereof), or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position or consolidated results of operations of the Company and the Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers for the purchase of Securities from the Company or the purchase by such Agent of such Securities from the Company as principal, as the case may be;

               (f) There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York or Hawaii declared by either federal or New York or Hawaii State authorities; (iii) after an Agent has agreed to purchase Securities from the Company as principal, any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the purchase of such Securities from the Company as principal; or (iv) after an Agent has agreed to purchase Securities from the Company as principal, any downgrading in the rating accorded the Program or the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) promulgated under the Act, or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any of the Company's debt securities; and

               (g) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, but excluding dates in periods during which the Company has suspended solicitation of offers pursuant to Section 2(b) hereof, in such form and executed by such officers of the Company as are reasonably satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsection (a) of this
     Section 6, and as to such other matters as such Agent may reasonably request.

          7. (a) The Company shall indemnify and hold harmless each Agent and each person, if any, who controls each Agent within the meaning of Section 15 of the Act and Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Agent or such person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of the Company, and shall reimburse such Agent or such person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such
          --------  -------
case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and provided, further, that the Company shall not be
                               --------  -------
required to reimburse any Agent or such person for fees and expenses of counsel other than one counsel for all Agents and one counsel for all Agents in each jurisdiction in which proceedings are or are threatened to be brought or of which matters of law are or may be at issue, unless and to the extent that there are actual or potential conflicts of interest between or among Agents or defenses available to one or more Agents that are not available to other Agents; and provided, further, that the indemnification contained in this Section 7(a)
    --------  -------
with respect to the Prospectus shall not inure to the benefit of any Agent (or to the benefit of any person controlling such Agent) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities, or arrangement thereof, by such Agent to any person if the Company has established that a copy of the most recent Prospectus (excluding documents incorporated by reference) has not been delivered or sent to such person within the time required by the Act and the rules and regulations of the Commission promulgated thereunder, provided that the Company has delivered such Prospectus to such Agent in requisite quantity on a timely basis to permit such delivery or sending.

             (b) Each Agent shall indemnify and hold harmless the Company, each of the directors and each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors, such officers or such persons may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 7(d) hereof) any such settlement is effected with the written consent of such Agent, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and shall reimburse the Company, such directors, such officers or such persons for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under Section 7(a) or (b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 7(a) or (b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party unless and only to the extent that such indemnifying party is prejudiced by such omission nor relieve it from any liability that it may have to any indemnified party otherwise than under Section 7(a) or (b) hereof. In case any such action is brought against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 7(a) or (b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d) If at any time an indemnified party has requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a) or Section 7(b) hereof, as the case may be, effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request,
(ii) such indemnifying party has received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party has not reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

          (e) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under
Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 7(c) above and such indemnifying party was prejudiced by such omission, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this
Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this Section 7(e) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint. The obligations of the Company and the Agents under this Section 7 shall be in addition to any liability that the Company and the Agents may otherwise have. For purposes of this Section 7(e), each person, if any, who controls an Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

          8. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

          9. The provisions of the Agreement relating to the solicitation of offers for the purchase of Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (a) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (b) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party that have previously accrued or that relate to Securities that have already been issued or agreed to be issued or are the subject of a pending offer at the time of such suspension or termination and (c) in any event, this Agreement shall remain in full force and effect insofar as the third and fourth paragraphs of Section 2(b), Section 4(d), Section 4(e), Section 5, Section 7 and Section 8 hereof are concerned.

          10. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, 15th Floor, New York, New York 10080, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 357-8680, Attention:
Credit Department; [Add contact information for other Agents] and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 900 Richards Street, Honolulu, Hawaii 96813, Facsimile Transmission No. (808) 543-7966, Attention: Treasurer.

          11. This Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7 and Section 8 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

          12. Time shall be of the essence of this Agreement. As used herein, except as otherwise noted the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

          13. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          14. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

          If the foregoing is in accordance with the Agents' understanding, please sign and return to the Company all counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                        Very truly yours,

                                        HAWAIIAN ELECTRIC INDUSTRIES, INC.



                                        By: _______________________________
                                                Title:



                                        By: _______________________________
                                                Title:



Accepted in New York, New York,
 as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
         INCORPORATED

By: ___________________________
    Title:





_______________________________
   (GOLDMAN, SACHS & CO.)


ROBERT W. BAIRD & CO. INCORPORATED


By: ___________________________
    Title:

JANNEY MONTGOMERY SCOTT LLC

By: ___________________________
    Title:


U.S. BANCORP PIPER JAFFRAY INC.


By: ___________________________
    Title:

                                   SCHEDULE A

     As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Security equal to the principal amount of such Security multiplied by the appropriate percentage set forth below:

================================================================================
                    MATURITY RANGES              PERCENT OF PRINCIPAL AMOUNT
================================================================================

From 9 months to less than 1 year                           .125%
--------------------------------------------------------------------------------

From 1 year to less than 18 months                          .150
--------------------------------------------------------------------------------

From 18 months to less than 2 years                         .200
--------------------------------------------------------------------------------

From 2 years to less than 3 years                           .250
--------------------------------------------------------------------------------

From 3 years to less than 4 years                           .350
--------------------------------------------------------------------------------

From 4 years to less than 5 years                           .450
--------------------------------------------------------------------------------

From 5 years to less than 6 years                           .500
--------------------------------------------------------------------------------

From 6 years to less than 7 years                           .550
--------------------------------------------------------------------------------

From 7 years to less than 10 years                          .600
--------------------------------------------------------------------------------

From 10 years to less than 15 years                         .625
--------------------------------------------------------------------------------

From 15 years to less than 20 years                         .700
--------------------------------------------------------------------------------

From 20 years to 30 years                                   .750
================================================================================

                                                                         ANNEX I

     The following terms, to the extent applicable, shall be agreed to by the applicable Agent and the Company in connection with each sale of Securities:

     Name of Agent: _____________________
           Acting as principal
           Acting as agent for the Company

     Principal Amount: $______________________
     Price to Public: ___% of the principal amount, plus accrued interest, if any, from ______
     Commission (or Discount):  ___% of the principal amount
     Purchase Price: ____%, plus accrued interest, if any, from _________

     Interest Rate:
        If Fixed Rate Note:
           Interest Rate:
           Interest Payment Date(s):
        If Floating Rate Note:
           Base Rate:
                If LIBOR:
                    LIBOR Reuters Page:
                    LIBOR Telerate Page:
           Initial Interest Rate:
           Spread or Spread Multiplier, if any:
           Initial Interest Reset Date:
           Interest Reset Date(s):
           Interest Payment Date(s):
           Interest Determination Date(s):
           Index Maturity:
           Maximum Interest Rate, if any:
           Minimum Interest Rate, if any:
           Interest Reset Period:
           Interest Payment Period:
           Calculation Agent:

     If Discount Note, terms:

     If Redeemable:
           Redemption Commencement Date:
           Initial Redemption Percentage:
           Annual Redemption Percentage Reduction:

     If Repayable:
           Optional Repayment Date(s):
           Repayment Provisions, if any:

     Original Issue Date:
     Stated Maturity Date:
     Settlement Date and Time:
     Additional Terms:

     Also, in connection with the purchase of Securities by one or more Agents as principal, agreement as to whether the following will be required:

     Officer's Certificate pursuant to Section 6(g) of the Distribution
     Agreement.
     Legal Opinions pursuant to Sections 6(b) and (c) of the Distribution Agreement.
     Comfort Letter pursuant to Section 6(d) of the Distribution Agreement. Stand-Off Agreement pursuant to Section 4(f) of the Distribution Agreement.

                                                                        ANNEX II

                       HAWAIIAN ELECTRIC INDUSTRIES, INC.

                            ADMINISTRATIVE PROCEDURES
          for Fixed Rate and Floating Rate Medium-Term Notes, Series D
               Due From Nine Months to 30 Years From Date of Issue
                      (Dated as of ____________ ____, 2002)


     Medium-Term Notes, Series D Due From Nine Months to 30 Years From Date of Issue (the "Notes") are to be offered on a continuous basis by Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Janney Montgomery Scott LLC, Robert W. Baird & Co. Incorporated, U.S. Bancorp Piper Jaffray Inc. and any other agent or agents appointed by the Company from time to time (each, an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement, dated ____________ ____, 2002 (the "Distribution Agreement"), by and among the Company and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents), in which case each such Agent will act as an agent of the Company in soliciting purchases of Notes.

     If agreed upon by the related Agent or Agents and the Company, Notes shall be purchased by such Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms, unless otherwise agreed to, shall, to the extent applicable, include those terms specified in Annex I to the Distribution Agreement, and be agreed upon orally, with written confirmation prepared by such Agent or Agents and mailed or sent by facsimile transmission to the Company). If agreed upon by any Agent or Agents and the Company, the Agent or Agents, acting solely as agent or agents for the Company, and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role to be performed by the related Agent or Agents shall apply to the offer and sale of the relevant Notes.

     The Notes will be issued under an Indenture, dated as of October 15, 1998, as amended, supplemented or modified from time to time, including by a Third Supplemental Indenture thereto dated as of ____________ ____, 2002 relating to the Notes (collectively, the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The Company has filed a Registration Statement (as defined in the Distribution Agreement) with the Securities and Exchange Commission (the "Commission") registering the Notes. A pricing supplement to the Prospectus (as defined in the Distribution Agreement) setting forth the purchase price, interest rate or formula, maturity date and other terms of any Notes (as applicable) is herein referred to as a "Pricing Supplement."

     The Notes will either be issued (a) in book-entry form (each, a "Book-Entry Note") and represented by one or more fully registered Notes without coupons (each, a "Global Note") delivered to the Trustee, as agent for The Depository Trust Company, New York, New York ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Except in the limited circumstances described in the Prospectus or a Pricing Supplement, owners of beneficial interests in Book-Entry Notes will not be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests.

     General procedures relating to the issuance of all Notes are set forth in
Part I hereof. Book-Entry Notes will be issued in accordance with the procedures set forth in Part II hereof and Certificated Notes will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Prospectus, the Indenture or the Notes, as the case may be.

                   PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:       Each Note will be dated as of the date of
                                       its authentication by the Trustee. Each
                                       Note shall also bear an original issue
                                       date (the "Original Issue Date"). The
                                       Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:                            Each Note will mature on a date selected
                                       by the purchaser and agreed to by the
                                       Company that is not less than nine months nor more than thirty years from its Original Issue Date (the "Stated Maturity
                                       Date").

Currency/Denominations:                Unless otherwise provided in the
                                       applicable Pricing Supplement, Notes will be denominated in, and payments of principal, premium, if any, and interest, if any, in respect thereof will be made in, U.S. dollars and the Notes will be issued in denominations of $1,000 and integral multiples thereof.

Registration:                          The Notes will be issued only in fully
                                       registered form.

Base Rates Applicable to
   Floating Rate Notes:                Unless otherwise provided in the
                                       applicable

                                       Pricing Supplement, Floating Rate Notes
                                       will bear interest at a rate or rates
                                       determined by reference to the CD Rate,
                                       the Commercial Paper Rate, the Federal
                                       Funds Rate, LIBOR, the Prime Rate, the
                                       Treasury Rate, or such other interest
                                       rate basis or formula as may be set forth in the applicable Pricing Supplement, or by reference to two or more such rates, as adjusted by the Spread and/or Spread Multiplier, if any, applicable to such Floating Rate Notes.

Redemption/Repayment:                  The Notes will be subject to redemption
                                       by the Company on and after their
                                       respective Redemption Commencement Dates, if any. Redemption Commencement Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing
                                       Supplement and in the applicable Note. If no Redemption Commencement Dates are indicated with respect to a Note, such Note will not be redeemable at the option of the Company prior to its Stated
                                       Maturity Date.

                                       The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

Calculation of Interest:               In the case of Fixed Rate Notes, interest
                                       (including payments for partial periods) will be calculated and paid on the basis of a 360-day year of twelve 30-day months.

                                       The interest rate on each Floating Rate
                                       Note will be calculated by reference to
                                       the specified Base Rate or Rates plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if any.

                                       Unless otherwise provided in the
                                       applicable Pricing Supplement, accrued
                                       interest on each Floating Rate Note will be calculated by multiplying its principal amount by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise provided in the applicable Pricing Supplement, the interest factor for each such day is computed by dividing the interest rate applicable to such day by 360 if the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate is an applicable Base Rate, or by the actual number of days in the year if the Treasury Rate is an applicable Base Rate. The interest factor for Floating Rate Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest, highest or average of the applicable Base Rates applied as specified in the applicable Pricing Supplement.

Interest:                              General. Each Note will bear interest in
                                       -------
                                       accordance with its terms. Unless
                                       otherwise provided in the applicable
                                       Pricing Supplement, interest on each Note will accrue from and including the Original Issue Date of such Note for the first interest period or from and including the most recent Interest
                                       Payment Date to which interest has been
                                       paid or duly made available for payment
                                       for all subsequent interest periods, to
                                       but excluding the applicable Interest
                                       Payment Date or the Stated Maturity Date,
                                       Redemption Date or Optional Repayment
                                       Date (each Stated Maturity Date,
                                       Redemption Date or Optional Repayment
                                       Date is referred to herein as a
                                       "Maturity"). Interest on Notes will be
                                       payable in arrears to the Holders of such Notes as of the Regular

                                       Record Date for each Interest Payment
                                       Date and at Maturity to the Person to
                                       whom the principal of such Notes is
                                       payable.

                                       If an Interest Payment Date or the
                                       Maturity with respect to any Fixed Rate
                                       Note falls on a day that is not a
                                       Business Day, the required payment to be made on such day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day and no interest shall accrue on such payment for the period from and after such day to the next succeeding Business Day. If an Interest Payment Date (other than at Maturity) with respect to any Floating Rate Note would otherwise fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, and interest shall continue to accrue, except that in the case of a LIBOR Note, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity of a Floating Rate Note falls on a day that is not a Business Day, the required payment need not be made on such day, but may be made on the next succeeding Business Day as if made on the date such payment was due, and no interest on such payment shall accrue for the period from and after such Maturity to the date of such payment on the next succeeding Business Day.

                                       Regular Record Dates. Unless otherwise
                                       --------------------
                                       specified in an applicable Pricing
                                       Supplement, the Regular Record Date with respect to any Interest Payment Date for any Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

                                       Interest Payment Dates. Interest payments
                                       ----------------------
                                       will be made at Maturity (with respect to
                                       the
                                       principal then maturing) and on each
                                       Interest Payment Date commencing with the
                                       first Interest Payment Date following the
                                       Original Issue Date; provided, however,
                                                            --------  -------
                                       the first payment of interest on any Note originally issued between a Regular Record Date and an Interest Payment Date will occur on the Interest Payment Date following the next succeeding Regular Record Date.

                                       Fixed Rate Notes. Unless otherwise
                                       ----------------
                                       provided in the applicable Pricing
                                       Supplement, interest payments on Fixed
                                       Rate Notes (other than Original Issue
                                       Discount Notes) will be made semiannually on February 10th and August 10th of each year and at Maturity with respect to the principal then maturing.

                                       Floating Rate Notes. Interest payments on
                                       -------------------
                                       Floating Rate Notes will be made as
                                       specified in the Floating Rate Note.

Acceptance and Rejection of Offers                           If agreed upon by any Agent and the Company, then
    from Solicitations as Agents:                            such Agent acting solely as agent for the Company
                                                             and not as principal will solicit purchases of
                                                             the Notes. Each Agent will communicate to the
                                                             Company, orally or in writing, each reasonable
                                                             offer to purchase Notes solicited by such Agent
                                                             on an agency basis, other than those offers
                                                             rejected by such Agent. Each Agent has the right,
                                                             in its discretion reasonably exercised, to reject
                                                             any proposed purchase of Notes, as a whole or in
                                                             part, and any such rejection shall not be a
                                                             breach of such Agent's agreement contained in the
                                                             Distribution Agreement. The Company has the sole
                                                             right to accept or reject any proposed purchase
                                                             of Notes, in whole or in part, and any such
                                                             rejection shall not be a breach of the Company's
                                                             agreement contained in the Distribution
                                                             Agreement. Each Agent has agreed to make
                                                             reasonable efforts to assist the Company in
                                                             obtaining performance by each purchaser whose
                                                             offer to purchase Notes has been solicited by
                                                             such Agent and accepted by the Company.

Preparation of Pricing Supplement:                           If any offer to purchase a Note is accepted by
                                                             the Company, the Company will promptly prepare a
                                                             Pricing Supplement reflecting the terms of such
                                                             Note. Information to be included in the Pricing
                                                             Supplement shall include:

                                                             1.  the name of the Company;

                                                             2.  the title of the Notes;

                                                             3.  the date of the Pricing Supplement and the
                                                                 date of the Prospectus to which the Pricing
                                                                 Supplement relates;

                                                             4.  the name of the Presenting Agent (as defined
                                                                 below);

                                                             5.  whether such Notes are being sold to the
                                                                 Presenting Agent as principal or to an
                                                                 investor or other purchaser through the
                                                                 Presenting Agent acting as agent for the
                                                                 Company;

                                                             6.  with respect to Notes sold to the Presenting
                                                                 Agent as principal, whether such Notes will
                                                                 be resold by the Presenting Agent to
                                                                 investors and other purchasers at (i) a fixed
                                                                 public offering price of a specified
                                                                 percentage of their principal amount or (ii)
                                                                 at varying prices related to prevailing
                                                                 market prices at the time of resale to be
                                                                 determined by the Presenting Agent;

                                                             7.  with respect to Notes sold to an investor or
                                                                 other purchaser through the Presenting Agent
                                                                 acting as agent for the Company, whether such
                                                                 Notes will be sold at (i) 100% of their
                                                                 principal amount or (ii) a specified
                                                                 percentage of their principal amount;

                                                             8.  the Presenting Agent's discount or
                                                                 commission;

                                                             9.  net proceeds to the Company;

                                                             10. the information with respect to the terms of
                                                                 the Notes set forth below (whether or not the
                                                                 applicable Note is a Book-Entry Note) under
                                                                 "Procedures for Book-Entry Notes -Settlement
                                                                 Procedures," items (ii), (iii), (vii), (viii)
                                                                 and (ix); and

                                                             11. any other terms of the Notes material to
                                                                 investors or other purchasers of the Notes
                                                                 not otherwise specified in the Prospectus.

                                                             The Company shall use its reasonable best efforts
                                                             to send such Pricing Supplement by electronic
                                                             mail, telecopy or overnight express (for delivery
                                                             by the close of business on the applicable trade
                                                             date, but in no event later than noon, New York
                                                             City time, on the Business Day next following the
                                                             trade date) to the Agent that made or presented
                                                             the offer to purchase the applicable Note (the
                                                             "Presenting Agent") at the following address:

                                                             If to Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated:

                                                                   Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated

                                                                   4 Corporate Place
                                                                   Piscataway, New Jersey 08854
                                                                   Attn: Prospectus Operations/Nachman
                                                                         Kimerling
                                                                   Tel: (732) 885-2768
                                                                   Telecopy: (732) 885-2774
                                                                   E-Mail Address:
                                                                         mtnsuppl@nq2.us.ml.com

                                                             also, for record keeping purposes, please send
                                                             a copy to:

                                                                   Merrill Lynch, Pierce, Fenner & Smith
                                                                      Incorporated
                                                                   4 World Financial Center, 15/th/ Floor
                                                                   New York, New York 10080
                                                                   Telecopy: (212) 449-0188

                                                             If to Goldman, Sachs & Co.:

                                                                   Goldman, Sachs & Co.
                                                                   85 Broad Street
                                                                   New York, New York  10004
                                                                   Attn:  Douglas Lipton
                                                                   Telecopy: (212) 422-9458

                                                                   [Add other agents]

                                                             in all cases with a copy to:

                                                                   Pillsbury Winthrop LLP
                                                                   One Battery Park Plaza
                                                                   New York, New York 10004
                                                                   Attention: Jeffrey J. Delaney, Esq.
                                                                   Telecopy: (212) 858-1500

                                                                   E-Mail Address:
                                                                   jdelaney@pillsburywinthrop.com

                                                             In each instance that a Pricing Supplement is
                                                             prepared, the Presenting Agent will provide a
                                                             copy of such Pricing Supplement to each investor
                                                             or purchaser of the relevant Notes or its agent.
                                                             Pursuant to Rule 434 ("Rule 434") of the
                                                             Securities Act of 1933, as amended, the Pricing
                                                             Supplement may be delivered separately from the
                                                             Prospectus. Outdated Pricing Supplements (other
                                                             than those retained for files) will be destroyed.

Settlement:                                                  The receipt of immediately available funds by the
                                                             Company in payment for a Note and the
                                                             authentication and delivery of such Note shall,
                                                             with respect to such Note, constitute
                                                             "settlement." Offers accepted by the Company will
                                                             be settled in three Business Days, or at such
                                                             time as the purchaser, the applicable Agent and
                                                             the Company shall agree, pursuant to the
                                                             timetable for settlement set forth in Parts II
                                                             and III hereof under "Settlement Procedures" with
                                                             respect to Book-Entry Notes and Certificated
                                                             Notes, respectively (each such date fixed for
                                                             settlement is hereinafter referred to as a
                                                             "Settlement Date"). If procedures A and B of the
                                                             applicable Settlement Procedures with respect to
                                                             a particular offer are not completed on or before
                                                             the time set forth under the "Settlement
                                                             Procedures Timetable," such offer shall not be
                                                             settled until the Business Day following the
                                                             completion of Settlement Procedures A and B or
                                                             such later date as the purchaser and the Company
                                                             shall agree.

                                             In the event of a purchase of Notes
                                             by an Agent as principal,
                                             appropriate settlement details will
                                             be pursuant to the timetable for
                                             settlement set forth in Parts II
                                             and III hereof under "Settlement
                                             Procedures" with respect to
                                             Book-Entry Notes and Certificated
                                             Notes, respectively, or otherwise
                                             as agreed between the Agent and the
                                             Company.

Procedure for Changing Rates or              When a decision  has been reached
    Other Variable Terms:                    to change the interest rate or any
                                             other variable term on any Notes
                                             being sold by the Company, the
                                             Company will promptly advise the
                                             Agents by facsimile transmission
                                             and such Agents will forthwith
                                             suspend solicitation of offers to
                                             purchase such Notes. The Agent or
                                             Agents will telephone the Company
                                             with recommendations as to the
                                             changed interest rates or other
                                             variable terms. At such time as the
                                             Company advises the Agents of the
                                             new interest rates or other
                                             variable terms, such Agents may
                                             resume solicitation of offers to
                                             purchase such Notes. Until such
                                             time only "indications of interest"
                                             may be recorded. Immediately after
                                             acceptance by the Company of an
                                             offer to purchase Notes at a new
                                             interest rate or new variable term,
                                             the Company, the Presenting Agent
                                             and the Trustee shall follow the
                                             procedures set forth under the
                                             "Settlement Procedures."

Suspension of Solicitation; Amendment or     The Company may instruct the Agents
    Supplement:                              to suspend solicitation of offers
                                             to purchase Notes at any time. Each
                                             Agent receiving such instructions
                                             will forthwith suspend solicitation
                                             of offers to purchase Notes from
                                             the Company until such time as the
                                             Company has advised the Agents that
                                             solicitation of offers to purchase
                                             may be resumed. If the Company
                                             decides to amend or supplement the
                                             Registration Statement (including
                                             incorporating any documents by
                                             reference therein) or the
                                             Prospectus (other than to change
                                             interest rates or other variable
                                             terms with respect to the
                                             offering of the Notes), it will
                                             promptly advise each Agent and will
                                             furnish each Agent and counsel to
                                             the Agents with copies of the
                                             proposed amendment or supplement
                                             (including any document proposed to
                                             be incorporated by reference
                                             therein but excluding any Pricing
                                             Supplements unless otherwise
                                             provided herein). One copy of such
                                             filed document, along with a copy
                                             of the cover letter sent to the
                                             Commission, will be delivered,
                                             mailed, telecopied or e-mailed to
                                             Merrill Lynch, Pierce, Fenner &
                                             Smith Incorporated at Transaction
                                             Management Group, 4 World Financial
                                             Center, 15/th/ Floor, New York, New
                                             York 10080, Telecopy: (212)
                                             449-2234, E-Mail Address:
                                             sprimrose@exchange.ml.com and to
                                             Goldman, Sachs & Co., 85 Broad
                                             Street, New York, New York 10004,
                                             Telecopy: (212) 422-9458,
                                             Attention: Douglas Lipton [add
                                             other Agents]. For record keeping
                                             purposes, one copy of each such
                                             amendment or supplement shall also
                                             be delivered, mailed, telecopied or
                                             e-mailed to Pillsbury Winthrop LLP,
                                             One Battery Park Plaza, New York,
                                             New York 10004, Attention: Jeffrey
                                             J. Delaney, Esq., Telecopy: (212)
                                             858-1500, E-Mail Address:
                                             jdelaney@pillsburywinthrop.com.

                                             In the event that at the time the
                                             solicitation of offers to purchase
                                             Notes from the Company is suspended
                                             (other than to change interest
                                             rates or other variable terms)
                                             there are any offers to purchase
                                             Notes that have been accepted by
                                             the Company that have not been
                                             settled, the Company will promptly
                                             advise the Agents and the Trustee
                                             whether such offers may be settled
                                             and whether copies of the
                                             Prospectus as theretofore amended
                                             and/or supplemented as in effect at
                                             the time of the suspension may be
                                             delivered in connection with the
                                             settlement of such offers. The
                                             Company will have the sole
                                             responsibility for such decision
                                             and for any arrangements that may
                                             be made in the event that the
                                             Company determines that such offers
                                             may not be settled or that copies
                                             of such

                                            Prospectus may not be so delivered.

Delivery of Prospectus and Applicable       A copy of the most recent Prospectus
    Pricing Supplement:                     and the applicable Pricing
                                            Supplement, which pursuant to Rule
                                            434 may be delivered separately from
                                            the Prospectus, must accompany or
                                            precede the earlier of (a) the
                                            written confirmation of a sale sent
                                            to an investor or other purchaser or
                                            his agent and (b) the delivery of
                                            Notes to an investor or other
                                            purchaser or his agent.


Authenticity of Signatures:                 The Agents will have no obligation
                                            or liability to the Company or the
                                            Trustee in respect of the
                                            authenticity of the signature of any
                                            officer, employee or agent of the
                                            Company or the Trustee on any Note.

Documents Incorporated by Reference:        The Company shall supply the Agents
                                            with an adequate supply of all
                                            documents incorporated by reference
                                            in the Registration Statement and
                                            the Prospectus.

Business Day:                               "Business Day" means, unless
                                            otherwise specified in the
                                            applicable Pricing Supplement, any
                                            day other than a Saturday or Sunday,
                                            or any other day on which banks in
                                            The City of New York (and, with
                                            respect to LIBOR Notes, is also a
                                            London Business Day), are generally
                                            required or authorized by law or
                                            executive order to close. "London
                                            Business Day" means any day on which
                                            dealings in deposits in U.S. dollars
                                            are transacted in the London
                                            interbank market.

                    PART II: PROCEDURES FOR BOOK-ENTRY NOTES

     In connection with the qualification of Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated _____________ ____, 2002, and a Medium-Term Note Certificate Agreement, dated June 11, 1993, between the Trustee and DTC (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                                   All Fixed Rate Notes issued as Book-
                                            Entry Notes having the same Original
                                            Issue Date, interest rate, Stated
                                            Maturity Date and redemption and/or
                                            repayment terms (collectively, the
                                            "Fixed Rate Terms") will be
                                            represented initially by a single
                                            Global Note and all Floating Rate
                                            Notes issued as Book-Entry Notes
                                            having the same Original Issue Date,
                                            Base Rate (which may be the
                                            Commercial Paper Rate, the Treasury
                                            Rate, LIBOR, the CD Rate, the
                                            Federal Funds Rate, the Prime Rate
                                            or any other rate set forth in the
                                            applicable Pricing Supplement by the
                                            Company), Initial Interest Rate,
                                            Index Maturity, Spread or Spread
                                            Multiplier, if any, Minimum Interest
                                            Rate, if any, Maximum Interest Rate,
                                            if any, Stated Maturity Date,
                                            redemption and/or repayment terms,
                                            if any, Initial Interest Reset Date,
                                            Interest Reset Date(s) and Interest
                                            Determination Date(s) (collectively,
                                            the "Floating Rate Terms") will be
                                            represented initially by a single
                                            Global Note.

                                            For other variable terms with
                                            respect to the Fixed Rate Notes and
                                            Floating Rate Notes, see the
                                            Prospectus and the applicable
                                            Pricing Supplement.

Identification:                             The Company has arranged with the
                                            CUSIP Service Bureau of Standard &
                                            Poor's (the "CUSIP Service Bureau")
                                            for the reservation of one series of
                                            CUSIP numbers, which series consists
                                            of approximately 900 CUSIP numbers
                                            which have been reserved for and
                                            relating to Book-Entry Notes and the
                                            Company has delivered to the Trustee
                                            and DTC such list of such CUSIP
                                            numbers. The Company will assign
                                            CUSIP numbers to Book-Entry Notes as
                                            described below under Settlement
                                            Procedure B. DTC will notify the
                                            CUSIP Service Bureau periodically of
                                            the CUSIP numbers that the Company
                                            has assigned to Book-Entry Notes.
                                            The Trustee will notify the Company
                                            at any

                                                             time when fewer than 100 of the reserved CUSIP
                                                             numbers remain unassigned to Book-Entry Notes,
                                                             and, if it deems necessary, the Company will
                                                             reserve additional CUSIP numbers for assignment
                                                             to Book-Entry Notes. Upon obtaining such
                                                             additional CUSIP numbers, the Company will
                                                             deliver a list of such additional numbers to the
                                                             Trustee and DTC.

Registration:                                                Each Global Note will be registered in the name
                                                             of Cede & Co., as nominee for DTC, on the
                                                             register maintained by the Trustee under the
                                                             Indenture. The beneficial owner of a Book-Entry
                                                             Note (i.e., an owner of a --- beneficial interest
                                                             in a Global Note) (or one or more indirect
                                                             participants in DTC designated by such owner)
                                                             will designate one or more participants in DTC
                                                             (with respect to such Book-Entry Note, the
                                                             "Participants") to act as agent for such
                                                             beneficial owner in connection with the
                                                             book-entry system maintained by DTC, and DTC will
                                                             record in book-entry form, in accordance with
                                                             instructions provided by such Participants, a
                                                             credit balance with respect to such Book-Entry
                                                             Note in the account of such Participants. The
                                                             ownership interest of such beneficial owner in
                                                             such Book-Entry Note will be recorded through the
                                                             records of such Participants or through the
                                                             separate records of such Participants and one or
                                                             more indirect participants in DTC.

Transfers:                                                   Transfers of beneficial interests in a Global
                                                             Note will be accomplished by book entries made by
                                                             DTC and, in turn, by Participants (and in certain
                                                             cases, one or more indirect participants in DTC)
                                                             acting on behalf of beneficial transferors and
                                                             transferees of such Global Note.

Exchanges:                                                   The Trustee may deliver to DTC and the CUSIP
                                                             Service Bureau at any time a written notice
                                                             specifying (a) the CUSIP numbers of

                                                             two or more Global Notes outstanding on such date
                                                             that represent Book-Entry Notes having the same
                                                             Fixed Rate Terms or Floating Rate Terms, as the
                                                             case may be (but not the same Original Issue
                                                             Dates), and for which interest has been paid to
                                                             the same date; (b) a date, occurring at least 30
                                                             days after such written notice is delivered and
                                                             at least 30 days before the next Interest Payment
                                                             Date for the related Book-Entry Notes, on which
                                                             such Global Notes shall be exchanged for a single
                                                             replacement Global Note; and (c) a new CUSIP
                                                             number, obtained from the Company, to be assigned
                                                             to such replacement Global Note. Upon receipt of
                                                             such a notice, DTC will send to its Participants
                                                             (including the Trustee) a written notice to the
                                                             effect that such exchange will occur on such
                                                             date. Prior to the specified exchange date, the
                                                             Trustee will deliver to the CUSIP Service Bureau
                                                             written notice setting forth such exchange date
                                                             and the new CUSIP number and stating that, as of
                                                             such exchange date, the CUSIP numbers of the
                                                             Global Notes to be exchanged will no longer be
                                                             valid. On the specified exchange date, the
                                                             Trustee will exchange such Global Notes for a
                                                             single Global Note bearing the new CUSIP number
                                                             and the CUSIP numbers of the exchanged Global
                                                             Notes will, in accordance with CUSIP Service
                                                             Bureau procedures, be cancelled and not
                                                             immediately reassigned.

Denominations:                                               Book-Entry Notes will be issued in denominations
                                                             of $1,000 and integral multiples in excess
                                                             thereof of $1,000 unless otherwise set forth in
                                                             the applicable Prospectus Supplement.

Payments of Principal,                                       Premium, Payments of Interest Only. Promptly after
  if any, and Interest:                                      ----------------------------------
                                                             each Regular Record Date, the Trustee will
                                                             deliver to the Company and DTC a written notice
                                                             specifying by CUSIP number the amount of interest
                                                             to be paid on each Book-Entry Note on the
                                                             following Interest Payment

                                                             Date (other than an Interest Payment Date
                                                             coinciding with Maturity) and the total of such
                                                             amounts. DTC will confirm the amount payable on
                                                             each Book-Entry Note on such Interest Payment
                                                             Date by reference to the daily bond reports
                                                             published by Standard & Poor's. On such Interest
                                                             Payment Date, the Company will pay to the Trustee
                                                             in immediately available funds, and the Trustee
                                                             in turn will pay to DTC, such total amount of
                                                             interest due (other than at Maturity), at the
                                                             times and in the manner set forth below under
                                                             "Manner of Payment."

                                                             Notice of Interest Rates. Promptly after each
                                                             ------------------------
                                                             Interest Determination Date for Floating Rate
                                                             Notes issued as Book-Entry Notes, the Calculation
                                                             Agent will notify each of Moody's Investors
                                                             Service, Inc. and Standard & Poor's of the
                                                             interest rates determined as of such Interest
                                                             Determination Date.

                                                             Payments at Maturity. On or about the first
                                                             --------------------
                                                             Business Day of each month, the Trustee will
                                                             deliver to the Company and DTC a written list of
                                                             principal, interest and premium, if any, to be
                                                             paid on each Book-Entry Note maturing or
                                                             otherwise becoming due in the following month.
                                                             The Trustee, the Company and DTC will confirm the
                                                             amounts of such principal, premium and interest
                                                             payments with respect to a Book-Entry Note on or
                                                             about the fifth Business Day preceding the
                                                             Maturity of such Book-Entry Note. At such
                                                             Maturity, the Company will pay to the Trustee in
                                                             immediately available funds, and the Trustee in
                                                             turn will pay to DTC, the principal amount of
                                                             such Note, together with interest and premium, if
                                                             any, due at such Maturity, at the times and in
                                                             the manner set forth below under "Manner of
                                                             Payment." Promptly after payment to DTC of the
                                                             principal, interest and premium, if any, due at
                                                             the Maturity of such Book-Entry Note, the Trustee
                                                             will cancel the Global Note representing such
                                                             Book-Entry Note and deliver

                                                             it to the Company with an appropriate debit
                                                             advice. On the first Business Day of each month,
                                                             the Trustee will deliver to the Company a written
                                                             statement indicating the total principal amount
                                                             of outstanding Book-Entry Notes as of the
                                                             immediately preceding Business Day.

                                                             Manner of Payment. The total amount of any
                                                             -----------------
                                                             principal, premium, if any, and interest due on
                                                             Book-Entry Notes on any Interest Payment Date or
                                                             at Maturity shall be paid by the Company to the
                                                             Trustee in funds available for use by the Trustee
                                                             no later than noon, New York City time, on such
                                                             date. The Company will make such payment on such
                                                             Book-Entry Notes by instructing the Trustee to
                                                             withdraw funds from an account maintained by the
                                                             Company at the Trustee or by making such payment
                                                             to an account specified by the Trustee. The
                                                             Company will confirm such instructions in writing
                                                             to the Trustee. As soon as possible thereafter,
                                                             the Trustee will pay by separate wire transfer
                                                             (using Fedwire message entry instructions in a
                                                             form previously specified by DTC) to an account
                                                             at the Federal Reserve Bank of New York
                                                             previously specified by DTC, in funds available
                                                             for immediate use by DTC, each payment of
                                                             interest, principal and premium, if any, due on a
                                                             Book-Entry Note on such date. Thereafter on such
                                                             date, DTC will pay, in accordance with its SDFS
                                                             operating procedures then in effect, such amounts
                                                             in funds available for immediate use to the
                                                             respective Participants in whose names such
                                                             Book-Entry Notes are recorded in the book-entry
                                                             system maintained by DTC. Neither the Company nor
                                                             the Trustee shall have any responsibility or
                                                             liability for the payment by DTC of the principal
                                                             of, premium, if any, or interest on, the
                                                             Book-Entry Notes to such Participants.

                                                             Withholding Taxes. The amount of any taxes
                                                             -----------------
                                                             required under applicable law to be withheld


                                                             from any interest payment on a Book-Entry Note
                                                             will be determined and withheld by the
                                                             Participant, indirect participant in DTC or other
                                                             Person responsible for forwarding payments and
                                                             materials directly to the beneficial owner of
                                                             such Book-Entry Note.

Settlement Procedures:                                       Settlement Procedures with regard to each
                                                             Book-Entry Note sold by an Agent, as agent of the
                                                             Company, or purchased by an Agent, as principal,
                                                             will be as follows:

                                                             A.  The Presenting Agent will advise the Company
                                                                 by telephone, confirmed by facsimile, of the
                                                                 following settlement information:

                                                                 1.  Taxpayer identification number of the
                                                                     purchaser.

                                                                 2.  Principal amount.

                                                                 3.  Fixed Rate Notes:

                                                                     (a) interest rate;

                                                                     (b) interest payment dates; and

                                                                     (c) whether such Fixed Rate Note is
                                                                         being issued as a Discount Note
                                                                         and, if so, the terms thereof.

                                                                     Floating Rate Notes:

                                                                     (a) base rate;

                                                                     (b) initial interest rate;

                                                                     (c) spread or spread multiplier, if any;

                                                                     (d) interest rate reset dates;

                                                                     (e) interest rate reset period;

                                                                     (f) interest payment dates;

                                     (g)  interest payment period;

                                     (h)  index maturity;

                                     (i)  calculation agent;

                                     (j)  maximum interest rate, if any;

                                     (k)  minimum interest rate, if any;

                                     (l)  calculation date;

                                     (m)  interest determination dates; and

                                     (n)  whether such Floating Rate Note is
                                          being issued as a Discount Note
                                          and, if so, the terms thereof.

                               4.  Price to public of such Book-Entry Note
                                   (or whether such Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Presenting Agent).

                               5.  Trade Date.

                               6.  Settlement Date (Original Issue Date).

                               7.  Stated Maturity Date.

                               8.  Redemption provisions, if any, including:
                                   Redemption Commencement Date, Initial
                                   Redemption Percentage and Annual
                                   Redemption Percentage Reduction.

                               9. Optional Repayment Date(s) and repayment provisions, if any.

                               10. Net proceeds to the Company.

                               11. Presenting Agent's discount or commission
                                   (determined in accordance with Schedule A to the Distribution Agreement).

                                 12. Name of Presenting Agent (and whether
                                     such Note is being sold to the Presenting
                                     Agent as principal or to an investor or
                                     other purchaser through the Presenting
                                     Agent acting as agent for the Company).

                                 13. Such other information specified with
                                     respect to such Note (whether by Addendum or otherwise).

                             B. The Company will assign a CUSIP number to the Global Note representing such Book-Entry Note and then advise the Trustee by facsimile transmission or other electronic transmission of the above settlement information received from the Presenting Agent, such CUSIP number and the name of the Presenting Agent.

                             C. The Trustee will communicate to DTC and the Presenting Agent through DTC's Participant Terminal System, a pending deposit message specifying the following settlement information:

                                 1.  The information set forth in Settlement
                                     Procedure A.

                                 2. Identification numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Presenting Agent.

                                 3.  Identification of the Global Note as a
                                     Fixed Rate Note or Floating Rate Note.

                                 4.  Initial Interest Payment Date for such
                                     Global Note, number of days by which such date succeeds the related record date for DTC purposes (or, in the case of Floating Rate Notes which reset daily or weekly, the date five calendar days preceding the Interest Payment Date) and, if then calculable, the amount of interest payable on such Interest
                                  Payment Date (which amount shall have been confirmed by the Trustee).

                               5. CUSIP number of the Global Note representing
                                  such Book-Entry Note.

                               6. Whether such Global Note represents any other
                                  Book-Entry Notes.

                               7. The Company or the Trustee will advise
                                  the Presenting Agent by telephone of the CUSIP number of the Global Note representing such Book-Entry Note.

                            DTC will arrange for each pending deposit message described above to be transmitted to Standard & Poor's, which will use the information in the message to include certain terms of the related Book-Entry Note in the appropriate daily bond report published by Standard & Poor's.

                            D. The Company will complete and deliver to the
                               Trustee a Global Note representing such
                               Book-Entry Note in a form that has been
                               approved by authorized officers of the
                               Company pursuant to the Indenture, the Agents and the Trustee.

                            E. The Trustee will authenticate the Global Note
                               representing such Book-Entry Note.

                            F. DTC will credit such Book-Entry Note to the
                               participant account of the Trustee maintained by DTC.

                            G. The Trustee will enter an SDFS deliver order
                               through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry
                               Note to the Trustee's participant account and credit such Book-Entry Note to the participant account of the Presenting Agent maintained by DTC and (ii) to debit the settlement account of the Presenting Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Book-Entry Note less such Presenting Agent's discount or commission. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (i) the Global Note representing such Book-Entry Note has been issued and authenticated and (ii) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

                               H. In the case of Book-Entry Notes sold through the Presenting Agent, as agent, the Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Book-Entry Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent maintained by DTC in an amount equal to the initial public offering price of such Book-Entry Note.

                               I. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures G and H will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

                               J. Upon receipt of such funds, the Trustee will credit to an account of the Company maintained at the Trustee or pay to an account otherwise specified by the Company funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement

                              Procedure G.

                             K. The Trustee will send a copy of the Global Note by first class mail to the Company together with a statement setting forth the total principal amount of Notes of each series that have been issued under the Indenture (whether or not Outstanding) as of the related Settlement Date, the principal amount of Notes Outstanding as of the related Settlement Date after giving effect to such transaction and all other offers to purchase Notes of which the Company has advised the Trustee but that have not yet been settled.

                             L. In the case of Book-Entry Notes sold through the Presenting Agent, as agent, the Presenting Agent will confirm the purchase of such Book-Entry Note to the investor or other purchaser either by transmitting to the Participant with respect to such Book-Entry Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.

Settlement Procedures Timetable:  For offers to purchase Book-Entry Notes accepted by the Company, Settlement
                                  Procedures "A" through "L" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

                                  Settlement
                                  Procedure              Time
                                  ----------             ----

                                  A                    11:00 a.m. on the trade
                                                       date or within one hour
                                                       following the trade
                                  B                    12:00 noon on the trade
                                                       date or within one hour
                                                       following the trade
                                  C                    No later than the close
                                                       of
                                                    business on the trade date
                                         D          3:00 p.m. on the Business
                                                    Day before the Settlement
                                                    Date
                                         E          9:00 a.m. on Settlement Date
                                         F          10:00 a.m. on Settlement
                                                    Date
                                         G-H        No later than 2:00 p.m. on
                                                    Settlement Date
                                         I          4:00 p.m. on Settlement Date
                                         J-L        5:00 p.m. on Settlement Date

                                         If a sale is to be settled more than
                                         one Business Day after the trade date,
                                         Settlement Procedures A, B, and C may,
                                         if necessary, be completed at any time
                                         prior to the specified times on the
                                         first Business Day after such trade
                                         date. In connection with a sale that is
                                         to be settled more than one Business
                                         Day after the trade date, if the
                                         Initial Interest Rate for a Floating
                                         Rate Note is not known at the time that
                                         Settlement Procedure A is completed,
                                         Settlement Procedures B and C shall be
                                         completed as soon as such rates have
                                         been determined, but no later than noon
                                         and 2:00 p.m., New York City time,
                                         respectively, on the second Business
                                         Day before the Settlement Date.
                                         Settlement Procedure I is subject to
                                         extension in accordance with any
                                         extension of Fedwire closing deadlines
                                         and in the other events specified in
                                         the SDFS operating procedures in effect
                                         on the Settlement Date.

                                         If settlement of a Book-Entry Note is
                                         rescheduled or cancelled, the Trustee
                                         will deliver to DTC, through DTC's
                                         Participant Terminal System, a
                                         cancellation message to such effect by
                                         no later than 5:00 p.m., New York City
                                         time, on the Business Day immediately
                                         preceding the scheduled Settlement
                                         Date.

Failure to Settle:            If the Trustee fails to enter an SDFS deliver
                              order with respect to a Book-Entry Note pursuant to Settlement Procedure G, the Trustee may deliver to DTC, through DTC's Participant
                              Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Book-Entry Note to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Global Note representing such Book-Entry
                              Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Book-Entry
                              Notes represented by a Global Note, the Trustee will mark such Global Note "cancelled", make appropriate entries in its records and send such cancelled Global Note to the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Book-Entry Notes represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent the Book-Entry Notes for which withdrawal messages are processed and shall be cancelled immediately after issuance, and the other of which shall represent the other
                              Book-Entry Notes previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. In the case of any Book-Entry Note sold through the Presenting Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Presenting Agent may enter SDFS deliver orders through DTC's
                                         Participant Terminal System reversing
                                         the orders entered pursuant to
                                         Settlement Procedures G and H,
                                         respectively. Thereafter, the Trustee
                                         will deliver the withdrawal message and
                                         take the related actions described in
                                         the preceding paragraph. If such
                                         failure has occurred for any reason
                                         other than default by the applicable
                                         Presenting Agent to perform its
                                         obligations hereunder or under the
                                         Distribution Agreement, the Company
                                         will reimburse such Presenting Agent on
                                         an equitable basis for its loss of the
                                         use of funds during the period when the
                                         funds were credited to the account of
                                         the Company.

                                         Notwithstanding the foregoing, upon any
                                         failure to settle with respect to a
                                         Book-Entry Note, DTC may take any
                                         actions in accordance with its SDFS
                                         operating procedures then in effect. In
                                         the event of a failure to settle with
                                         respect to a Book-Entry Note that was
                                         to have been represented by a Global
                                         Note also representing other Book-Entry
                                         Notes, the Trustee will provide, in
                                         accordance with Settlement Procedures D
                                         and E, for the authentication and
                                         issuance of a Global Note representing
                                         such remaining Book-Entry Notes and
                                         will make appropriate entries in its
                                         records.

                   PART III: PROCEDURES FOR CERTIFICATED NOTES

Denominations:                           Certificated Notes will be issued in
                                         denominations of $1,000 and integral
                                         multiples of $1,000 in excess thereof
                                         unless otherwise indicated in the
                                         applicable Pricing Supplement.

Payments of Principal, Premium,          Upon presentment and delivery of the
    if any, and Interest:                Certificated Note, the Trustee upon
                                         receipt of immediately available funds
                                         from the Company will pay the principal
                                         amount of each Certificated Note at
                                         Maturity and premium, if any, and the
                                         final installment of
                                        interest in immediately available funds.
                                        All interest payments on a Certificated
                                        Note, other than interest due at
                                        Maturity, will be made at the Corporate
                                        Trust Office; provided, however, that
                                        such payment of interest may be made, at the option of the Company by check to the address of the person entitled thereto as such address shall appear in the Security Register. Notwithstanding the foregoing, holders of ten million dollars or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates shall, at the option of the Company, be entitled to receive payments of interest (other than at Maturity) by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date (any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder).

                                        The Trustee will provide monthly to the
                                        Company a list of the principal,
                                        premium, if any, and interest to be paid on Certificated Notes maturing in the next succeeding month. The Trustee will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

                                        Certificated Notes presented to the
                                        Trustee at Maturity for payment will be
                                        cancelled by the Trustee. All cancelled
                                        Certificated Notes held by the Trustee
                                        shall be destroyed, and the Trustee
                                        shall furnish to the Company a
                                        certificate with respect to such
                                        destruction.

Settlement Procedures:                  Settlement Procedures with regard to
                                        each Certificated Note purchased by an
                                        Agent, as principal, or through an
                                        Agent, as agent, shall be as follows:

                                        A.  The Presenting Agent will advise the

                                              Company by telephone, confirmed by
                                              facsimile, of the following
                                              settlement information with regard
                                              to each Certificated Note:

                                              1.  Exact name in which the
                                                  Certificated Note(s) is (are)
                                                  to be registered (the
                                                  "Registered Owner").

                                              2.  Exact address or addresses of
                                                  the Registered Owner for
                                                  delivery, notices and payments
                                                  of principal, premium, if any,
                                                  and interest.

                                              3.  Taxpayer identification number
                                                  of the Registered Owner.

                                              4.  Principal amount.

                                              5.  Authorized denomination.

                                              6.  Fixed Rate Notes:

                                                  (a)  interest rate;

                                                  (b)  interest payment dates;
                                                       and

                                                  (c)  whether such Fixed Rate
                                                       Note is being issued as a
                                                       Discount Note and, if so,
                                                       the terms thereof.
                                                       Floating Rate Notes:

                                                  (a)  base rate;

                                                  (b)  initial interest rate;

                                                  (c)  spread or spread
                                                       multiplier, if any;

                                                  (d)  interest rate reset
                                                       dates;

                                                  (e)  interest rate reset
                                                       period;

                                                  (f)  interest payment dates;

                                                  (g)  interest payment period;

                                         (h)  index maturity;

                                         (i)  calculation agent;

                                         (j)  maximum interest rate, if any;

                                         (k)  minimum interest rate, if any;

                                         (l)  calculation date;

                                         (m)  interest determination dates; and

                                         (n)  whether such Floating Rate Note is
                                              being issued as a Discount Note
                                              and, if so, the terms thereof.

                                     7.  Price to public of such Certificated
                                         Note (or whether such Note is being
                                         offered at varying prices relating to
                                         prevailing market prices at time of
                                         resale as determined by the Presenting
                                         Agent).

                                     8.  Trade Date.

                                     9.  Settlement Date (Original Issue Date).

                                     10. Stated Maturity Date.

                                     11. Net proceeds to the Company.

                                     12. Presenting Agent's discount or
                                         commission (determined in accordance
                                         with Schedule A to the Distribution
                                         Agreement).

                                     13. Redemption provisions, if any,
                                         including: Redemption Commencement
                                         Date, Initial Redemption Percentage and
                                         Annual Redemption Percentage Reduction.

                                     14. Optional Repayment Date(s) and
                                         repayment provisions, if any.

                                     15. Name of Presenting Agent (and
                                                whether such Note is being sold
                                                to the Presenting Agent as
                                                principal or to an investor or
                                                other purchaser through the
                                                Presenting Agent acting as agent
                                                for the Company).

                                            16. Such other information specified
                                                with respect to such Note
                                                (whether by Addendum or
                                                otherwise).

                                        B.  After receiving such settlement
                                            information from the Presenting
                                            Agent, the Company will advise the
                                            Trustee of the above settlement
                                            information by facsimile
                                            transmission confirmed by telephone.
                                            The Company will cause the Trustee
                                            to issue, authenticate and deliver
                                            the Certificated Notes.

                                        C.  The Trustee will complete the
                                            preprinted 4-ply Certificated Note
                                            packet containing the following
                                            documents in forms approved by the
                                            Company, the Presenting Agent and
                                            the Trustee consistent with the
                                            Indenture, and will make three
                                            copies thereof (herein called "Stub
                                            1," "Stub 2" and "Stub 3"):

                                            1.  Certificated Note with the
                                                Presenting Agent's confirmation,
                                                if traded on a principal basis,
                                                or the Presenting Agent's
                                                customer confirmation, if traded
                                                on an agency basis.

                                            2.  Stub 1 - for Trustee.

                                            3.  Stub 2 - for Presenting Agent.

                                            4.  Stub 3 - for the Company.

                                        D.  With respect to each trade, the
                                            Trustee will deliver the
                                            Certificated Notes and Stub 2
                                            thereof to the Presenting Agent at
                                            the following applicable address: If
                                            to Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated to Merrill Lynch,
                                            Pierce, Fenner & Smith Incorporated,
                                            Merrill

                                              Lynch Money Markets Clearance, 55
                                              Water Street, 3/rd/ Floor - Plaza
                                              Level, DTC New York Window, New
                                              York, New York 10041, Attention:
                                              Mona Noel, tel. no. (212)
                                              855-2403, fax no. (212) 855-2457,
                                              and if to Goldman, Sachs & Co. to
                                              Goldman, Sachs & Co., 85 Broad
                                              Street, New York, New York 10004,
                                              Michael Mosely, 6th Floor. The
                                              Trustee will keep Stub 1. The
                                              Presenting Agent will acknowledge
                                              receipt of the Certificated Note
                                              through a broker's receipt and
                                              will keep Stub 2. Delivery of the
                                              Certificated Note will be made
                                              only against such acknowledgment
                                              of receipt. Upon determination
                                              that the Certificated Note has
                                              been authorized, delivered and
                                              completed as aforementioned, the
                                              Presenting Agent will wire the net
                                              proceeds of the Certificated Note
                                              after deduction of its applicable
                                              discount or commission to the
                                              Company pursuant to standard wire
                                              instructions given by the Company.

                                          E.  In the case of Certificated Notes
                                              sold through the Presenting Agent,
                                              as agent, the Presenting Agent
                                              will deliver the Certificated Note
                                              (with confirmations), as well as a
                                              copy of the Prospectus and the
                                              applicable Pricing Supplement or
                                              Supplements received from the
                                              Trustee to the purchaser against
                                              payment in immediately available
                                              funds.


                                          F.  The Trustee will send Stub 3 to
                                              the Company.

Settlement Procedures Timetable:          For offers to purchase Certificated
                                          Notes accepted by the Company,
                                          Settlement Procedures "A" through "F"
                                          set forth above shall be completed as
                                          soon as possible following the trade
                                          but not later than the respective
                                          times (New York City time) set forth
                                          below:

                                      Settlement
                                      Procedure        Time
                                      ---------        ----

                                      A                11:00 a.m. on the trade
                                                       date or within one hour
                                                       following the trade
                                      B                12:00 noon on the trade
                                                       date or within one hour
                                                       following the trade
                                      C-D              2:15 p.m. on Settlement
                                                       Date
                                      E                3:00 p.m. on Settlement
                                                       Date
                                      F                5:00 p.m. on Settlement
                                                       Date

Failure to Settle:                    In the case of Certificated Notes sold
                                      through the Presenting Agent, as agent, in the event that a purchaser of a Certificated Note from the Company either fails to accept delivery of or make payment for a Certificated Note on the Settlement Date, the Presenting Agent will forthwith notify the Trustee and the Company by telephone, confirmed in writing, and return such Certificated Note and related stub to the Trustee.

                                      The Trustee, upon receipt of the
                                      Certificated Note and related stub from
                                      the Presenting Agent, will immediately
                                      advise the Company and the Company will
                                      promptly arrange to credit the account of the Presenting Agent in an amount of immediately available funds equal to the amount previously paid by such Presenting Agent in settlement for such Certificated Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure has occurred for any reason other than failure by such Presenting Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Presenting Agent on an equitable basis for its loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note (and related stubs), make appropriate entries in its records to reflect the fact that the Certificated Note was never issued, and accordingly notify in writing the Company.

                                                                       ANNEX III

                               Accountants' Letter
                               -------------------

           Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

     (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder.

     (ii) In their opinion, the consolidated financial statements and financial statement schedules audited by them and incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder.

     (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or that any material modifications should be made for them to be in conformity with generally accepted accounting principles;

               (B) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

               (C) as of the date of the latest available financial statements of the Company and at a subsequent date not more than five business days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock under the Company's Dividend Reinvestment and Stock Purchase Plan, Employee Stock Ownership Plan, Retirement Savings Plan, Stock Option and Incentive Plans or other similar plans, and the incurrence of capital stock issuance expenses) of the Company or in the preferred stock or other securities of the Company's subsidiaries, or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decreases in consolidated net assets of the Company and its subsidiaries or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter; and

               (D) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus ending as of the date of the latest available financial statements of the Company and at a subsequent date referred to in clause (C) there were any decreases in consolidated revenues or operating profit or basic per share amounts of consolidated net income of the Company or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases that the Prospectus discloses have occurred or may occur or that are described in such letter;

     (v) In addition to the audit referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents that are derived from the general accounting records of the Company and its subsidiaries, that appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

           All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to an agreement to purchase Securities as principal requiring the delivery of such letter under Section 4(j) thereof.

                                       2